                                                             Exhibit 10.8.7










                     ASSIGNMENT AND SECURITY AGREEMENT


                              by and between


                 NRG GENERATING (PARLIN) COGENERATION INC.

                                    and

                          CREDIT SUISSE, as Agent






                         Dated as of June 28, 1996

                             TABLE OF CONTENTS


                                                     Page

  1.  Definitions                                          1
  2.  Creation of Security Interest                        2
  3.  Delivery of Collateral; Perfection and Use
      of Accounts                                          6
  4.  Representations and Warranties                       6
  5.  Covenants and Agreements                             7
  6.  Use of the Accounts                                 10
  7.  Debtors' Obligations upon Event of Default          10
  8.  Remedies; Rights Upon Event of Default              10
  9.  Application of Proceeds                             13
 10.  Assignment of Permits                               13
 11.  Security Interest Absolute                          13
 12.  Agent Appointed Attorney-in-Fact                    14
 13.  Agent May Perform                                   15
 14.  No Duty on Agent's Part; Limitation
        on Agent's Obligations                            16
 15.  Reasonable Care                                     16
 16.  Role of Agent                                       17
 17.  Absence of Fiduciary Relation                       17
 18.  Survival of Representations and Warranties          17
 19.  Notices                                             17
 20.  No Waiver; Cumulative Remedies                      17
 21.  Severability                                        18
 22.  Exculpatory Provisions; Reliance by Agent           18
 23.  Amendment                                           19
 24.  Successors and Assigns                              19
 25.  Number and Gender                                   19
 26.  Headings Descriptive                                19
 27.  Governing Law; Jurisdiction                         19
 28.  Counterparts                                        19
 29.  Continuing Security Interest; Termination           19
 30.  Payments Set Aside                                  20

Schedule

Schedule A:    Financing Statement Filings

                               (i)

                     ASSIGNMENT AND SECURITY AGREEMENT


          This ASSIGNMENT AND SECURITY AGREEMENT (this "Security Agreement"), dated as of June 28, 1996 by and between NRG GENERATING (PARLIN) COGENERATION INC., a Delaware corporation ("Debtor"), and CREDIT SUISSE, as agent ("Agent"), on behalf of and for the benefit of the Secured Parties under the Credit Agreement (as defined below).

                           W I T N E S S E T H :

          WHEREAS, Debtor is the owner of a power plant located in Parlin, New Jersey;

          WHEREAS, Debtor has entered into the Credit Agreement, dated as of May 17, 1996, by and among (i) Debtor and NRG Generating (Newark) Cogeneration Inc., a Delaware corporation ("NRG Newark"), (ii) Credit Suisse, Greenwich Funding Corporation and each Purchasing Lender and
(iii) Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders are willing to provide the Loans and the Commitments to Debtor and NRG Newark on the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, it is a condition precedent to the making of the Additional Loan by the Lenders under the Credit Agreement that Debtor shall have granted the security interest contemplated by this Security Agreement to Agent for the equal and ratable benefit of the Secured Parties to secure the obligations of Debtor and NRG Newark under the Credit Agreement and the other Loan Instruments;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in order to induce the Lenders to make the Additional Loan and to make available the Debt Service Line of Credit Facility Commitment under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Definitions.

          For purposes of this Security Agreement and unless the context otherwise requires, all capitalized terms used herein which are defined in the Credit Agreement (and not otherwise defined herein) shall have their respective meanings as therein defined. For purposes of this Security Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

          2.   Creation of Security Interest.

          (a) As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, Debtor hereby grants to and creates in favor of Agent, for the equal and ratable benefit of the Secured Parties, a lien on and first priority security interest (the "Security Interest") in all right, title and interest of Debtor in, to and under the following collateral, whether now existing or hereafter acquired (the "Collateral"):

          (A)  The following agreements:

              (i)    the Parlin Power Purchase Agreement;

             (ii)    the Parlin Steam Agreement;

            (iii)    the Parlin Ground Lease;

                     (iv)   the Parlin Operations and Maintenance
                     Agreement;

                      (v)    the Wholesale Power Purchase Agreement;

                      (vi) the Agreement, dated as of May 1, 1996, by and among Stewart & Stevenson Operations, Inc., NRG Generating (Newark) Cogeneration Inc., Debtor, NRG Generating (U.S.) Inc. and Stewart & Stevenson Services, Inc.;

                      (vii)  the Parlin Operating Guaranty;

                      (viii) the consent of each party (other than
                     Debtor) to each of the Project Documents, where applicable, to the assignment thereof by either Debtor to Agent for the benefit of the Secured Parties;

                      (ix) the Insurance Policies applicable to the Parlin Project;

                      (x) each Parlin Permitted Contract which does not, by its terms, prohibit the assignment thereof as security in the manner contemplated herein or the assignment of which (as contemplated herein) would constitute a breach of or a default under such Parlin Permitted Contract;

                      (xi)   the Tax Indemnification Agreement;

                     (xii)   each Interest Rate Hedge Agreement; and

                      (xiii) any other agreement, commitment or
                     understanding executed by (or on behalf of) Debtor in connection with the Parlin Project or any of the Parlin Project Documents (other than Parlin Permitted Contracts not assigned pursuant to clause (x) above);

     as each such document may be amended, supplemented or otherwise modified from time to time (said documents, as amended, supplemented or modified, being individually referred to herein as an "Assigned Agreement" and collectively referred to herein as the "Assigned Agreements"), including, without limitation, (1) all rights of Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of Debtor to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) all claims of Debtor for damages arising out of or for breach of or default under the Assigned Agreements and (4) all rights of Debtor to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided, however, unless an Event of Default shall have occurred and be continuing, Debtor may exercise all rights, interests and benefits under the Assigned Agreements to which it is a party in any lawful manner not inconsistent with this Security Agreement, the Credit Agreement or any of the other Loan Instruments;

          (B) (i) the Accounts (and any sub-accounts opened within any Account) and each cash collateral account or other bank account, if any, established by Agent (and designated by Agent as an Account) on behalf of Debtor in connection with the Loan Instruments, all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Accounts, including, without limitation, all credit balances therein, any and all funds, cash, investments, instruments and securities at any time on deposit in the Accounts, and any and all interest and dividends or other income derived from any such monies, credit balances, funds, cash, investments, instruments and securities, and (ii) all statements, certificates, passbooks and instruments representing the Accounts and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Accounts;

          (C) All automobiles, trucks, boats and other rolling stock or moveable personal property ("Rolling Stock"), including Rolling Stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state which permits or requires a lien thereon to be evidenced upon such certificate, in which Debtor now or at any time in the future may have an interest;

          (D) All authorizations, consents, approvals, waivers, exemptions, variances, registrations, leases, tariffs, certifications, franchises, permissions, permits and licenses now or hereafter of, and filings and declarations now or hereafter with, and rulings now or hereafter by, any Governmental Authority (including, without limitation, the QF Certificate), including those with respect to the reconstruction, repair, alteration, addition, improvement, replacement, use, operation or management of the Parlin Project (including, without limitation, all Government Approvals now or hereafter held in the name or for the benefit of Debtor) (collectively, the "Permits"); provided that any of the Permits which by their terms or by operation of law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Security Agreement to the extent necessary to avoid such voidness, violability, terminability or revocability;

          (E) All equipment, machinery, apparatus, installations, facilities and other tangible property (the "Equipment") in which Debtor has an interest in on the date hereof or which is hereafter acquired by Debtor;

          (F) All accounts (other than the Accounts) now or hereafter owned by Debtor, including, without limitation, any and all of Debtor's currently existing and future accounts receivable and contract rights and all agreements, rights, interests, inventory, goods, chattel paper, documents, instruments, general intangibles, fixtures, trade fixtures, consumer goods, money and other assets owned by Debtor on the date hereof or hereafter arising or acquired, including, without limitation, the improvements and equipment associated with the Parlin Project, and designs, plans and specifications relating to the Parlin Project owned by Debtor on the date hereof or hereafter acquired, all acid rain allowances under the Clean Air Act Amendments of 1990 and any implementing state Laws and any right, title or interest of Debtor under any insurance, indemnity, warranty or guaranty in respect of the Parlin Project or of any of the foregoing and any rents, revenues, incomes and profits in respect of the Parlin Project; and

          (G) To the extent not included in the foregoing, all Permitted Investments of Debtor and proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds," as defined in Section 9-306(1) of the Code, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          It is the intention of the parties that the foregoing description of the Collateral be sufficient, together with the description of the Mortgaged Property (as defined in the Parlin Mortgage), to enable Agent on behalf of the Secured Parties to take possession of, or foreclose upon, all of the right, title and interest of Debtor in and to the Parlin Project and any and all real property and personal property, tangible and intangible, used or usable in connection therewith, and to enable Agent or its designee to operate, sell or otherwise dispose of the entire interest of Debtor in and to the Parlin Project or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default; provided, however, that all of the Collateral is hereby assigned to Agent solely as security, and Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Agent so elects in writing consistent with its rights under this Security Agreement.

          (b) This Security Agreement secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):

          (i) payment and performance of each and every obligation, indebtedness, covenant and agreement of Debtor now or hereafter existing contained in the Credit Agreement and any of the other Loan Instruments, including, without limitation, any obligation to any of the Secured Parties pursuant to any Interest Rate Hedge Agreement with a Secured Party, in each case whether for principal, interest, fees, expenses or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

          (ii) payment of all sums advanced in accordance herewith or in accordance with the other Parlin Security Documents by or on behalf of the Secured Parties (or any of them) to protect any of the collateral purported to be covered hereby or thereby, with interest thereon at a rate per annum equal to the Default Interest Rate from the date of demand therefor;

          (iii) performance of every obligation, indebtedness, covenant and agreement of Debtor contained in any agreement now or hereafter executed by Debtor which recites that the obligations thereunder are secured by this Security Agreement or any of the other Parlin Security Documents; and

          (iv) payment of all sums, with interest thereon at a rate per annum equal to the Default Interest Rate that may become due and payable to or for the benefit of the Secured

     Parties (or any of them) pursuant to the terms of this Security Agreement or any of the other Parlin Security Documents;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and including, without limitation, all indebtedness of Debtor under any instrument now or hereafter evidencing or securing any of the foregoing.

          3. Delivery of Collateral; Perfection and Use of Accounts.

          (a) Delivery of Collateral. All sums of money, funds and cash, from time to time constituting the Collateral together with all certificates, instruments, investments and securities representing or evidencing such Collateral, shall be delivered to, dealt with and held by Agent pursuant to the terms of the Credit Agreement and the terms hereof. All such certificates, investments, securities and instruments shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent.

          (b) Perfection of Accounts. For the purpose of perfecting the Security Interest of the Secured Parties in and to the Accounts and all funds, cash, investments, instruments and securities at any time on deposit in the Accounts, the Agent shall be deemed to be holding the Accounts and all such funds, cash, investments, instruments and securities as agent for Agent and the Secured Parties (other than the Local Bank Accounts (if any) and all funds, cash, investments, instruments and securities therein, which shall be held by the Local Bank as agent for Agent and the Secured Parties).



          4.   Representations and Warranties.

          Debtor hereby represents and warrants as follows:

          (a) Debtor is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the only owners of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others except for Permitted Liens, and Debtor has full power and authority to grant the liens and security interests in and to the Collateral hereunder. Except with respect to the Secured Parties and with respect to National Westminster Bank PLC, New York Branch and otherwise as required or permitted under this Security Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office which could reasonably be expected to result in a Material Adverse Effect.

          (b) Chief Executive Office and Principal Place of Business. Debtor's chief executive office and principal place of business and the place where Debtor's records concerning the Collateral and the originals of the Assigned Agreements to which it is a party are kept is:



               1221 Nicollet Mall
               Suite 700
               Minneapolis, Minnesota  55403
               Telecopy:  (612) 373-5312



          (c) Perfection. Financing Statements or other appropriate instruments have been filed pursuant to the Code in the public offices set forth in Schedule A as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a Financing Statement. All other action requested by Agent which is necessary or desirable to protect and perfect the Security Interest in each item of the Collateral has been duly taken. Subject to the requirements contained in the Code with respect to the filing of continuation statements, this Security Agreement constitutes a valid and continuing Lien on and perfected Security Interest in the Collateral in favor of the Agent for the equal and ratable benefit of the Secured Parties, prior to all other Liens (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from Debtor and against any owner, lessee or mortgagee of the real property where any of the Collateral is located or to which any of the Collateral relates and against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property.


          5. Covenants and Agreements. Debtor hereby covenants and agrees that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations to be paid or performed by Debtor under the Loan Instruments have been paid and performed in full:

          (a) Notice of Adverse Claims. Debtor shall, promptly and in no event later than five days after Debtor becomes aware of any information or has knowledge of any adverse claim against the Collateral which could have a Material Adverse Effect, deliver to Agent and each of the Lenders notice of each such claim.

          (b) Further Assurances. Debtor shall, from time to time at Debtor's expense, and upon request by Agent on behalf of the Secured Parties, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or advisable, or that Agent determines may be necessary, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, Debtor shall (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and reasonable substance satisfactory to Agent and (ii) execute and file such financing and continuation statements, or amendments thereto, and such other instruments, endorsements and notices, as may be necessary, or as Agent may request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including, without limitation, consents, assignments, notices and other documentation reasonably requested by Agent.

          (c) Prohibition Against Transfer of Collateral. Debtor shall not sell, transfer, lease or otherwise dispose of any of the Equipment, or attempt, offer or contract to do so except as permitted pursuant to the Credit Agreement.

          (d) Fees and Expenses. Debtor shall upon demand pay to Agent the amount of any and all out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel and of any experts, any special consultants engaged, and any local counsel who might be retained by Agent, in connection with the transactions contemplated hereby) which Agent may incur in connection with (i) the sale of, collection from, custody or preservation of or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of Agent hereunder or (ii) the failure by Debtor to perform or observe any of the provisions hereof, together with interest thereon at the Default Interest Rate. Any amounts payable by Debtor pursuant to this
Section 5(e) shall be payable on demand and shall constitute Obligations.

          (e) Filing Fees, Taxes, etc. Debtor shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto and any instruments of further assurance.

          (f) Maintenance of Records; Inspection. At all times Debtor shall keep and maintain at its own cost and expense records of the Collateral in accordance with prudent industry practice as determined in the reasonable judgment of Agent. Such records will be kept at Debtor's principal place of business set forth in Section 4(c) or at the Parlin Project. Debtor shall notify Agent immediately in writing of any change in the location of its chief executive office, principal place of business or the office where such records and the originals of the Assigned Agreements to which it is a party are kept, or the establishment by Debtor of any other office or place of business, or the adoption or change of its name or any trade name or fictitious business name and, upon written request of Agent, shall execute any additional documents or certificates necessary to reflect the adoption of or change in its name or any trade name or fictitious business name. Debtor shall furnish to Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail. Subject to Section 5.10 of the Credit Agreement, Agent and the Secured Parties may inspect the Collateral.

          (g) Limitation on Liens on the Collateral. Debtor shall not create, incur or permit to exist, shall defend the Collateral against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and shall defend the right, title and interest of Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (h) Additional Collateral. Debtor shall notify Agent promptly and in no event later than five Business Days after Debtor becomes aware that any of the Equipment, or any items that are to become Equipment (other than Rolling Stock), are to be stored for any length of time (other than temporary storage incident to transportation to the Parlin Project or repair or maintenance of such Collateral) in any location other than the Parlin Project. The notice shall specify, in such detail as is reasonably required by Agent (i) the items that are to be stored, (ii) the location at which such items are to be stored and the name and addresses of the owner and operator of the storage facility, (iii) the approximate length of time that such items are to be stored at that location and (iv) the name of the Person or entity who is the owner of such items. If required by Agent, Debtor shall execute additional financing statements and other related documents, all in form reasonably satisfactory to Agent, covering the items of Equipment that are to be stored at such other location. If for any reason Agent, on behalf and for the benefit of the Secured Parties, cannot perfect a first priority security interest in the items stored or to be stored at such other location, then upon instructions from Agent, Debtor shall promptly transport such items to the Parlin Project or to another location with respect to which Agent will be able to so perfect its security interest upon the request of Agent. Upon instructions from Agent, Debtor shall obtain such additional insurance on the Collateral stored at any location other than the Parlin Project as Agent deems reasonably necessary consistent with the requirements of the Credit Agreement to protect the Secured Parties' interests in the Collateral.

          (i) Indemnification. Debtor shall defend, indemnify and hold harmless Agent and each of the Secured Parties and their officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, attorney's fees and expenses) (herein collectively called, the "Indemnified Liabilities") which are occasioned by or result from (i) any failure by Debtor or any party thereto to perform any of the terms, agreements, or covenants to be performed by it under this Security Agreement or under any Assigned Agreement and (without duplication) (ii) this Security Agreement or any Assigned Agreement other than Indemnified Liabilities resulting from such Secured Party's gross negligence or willful misconduct.

          (j) Consents to Assignment. Debtor has obtained and provided to Agent executed copies of all consents to this Security Agreement from each of the parties (other than Debtor) to the Assigned Agreements to which Debtor is a party requested by Agent (the "Consenting Parties"), and agrees to obtain such consents from each future or successor Consenting Party requested by Agent, which consents shall be in form and substance satisfactory to Agent.

          6. Use of the Accounts. Agent shall have exclusive possession of and sole dominion and control over the Accounts (with respect to any Local Bank Account, such possession, dominion and control shall be exercised through the Local Bank, as agent for Agent and the Secured Parties); provided, however, if no Event of Default shall have occurred and be continuing, Agent shall direct the disbursement of, and permit the disbursement by any Local Bank of, funds from each of the Accounts in accordance with the terms providing for the use of each of the Accounts set forth in the Credit Agreement or any other Loan Instrument. Upon the occurrence and during the continuance of an Event of Default, Agent shall have no further obligation to disburse or direct or permit the disbursement by any Local Bank of funds from the Accounts and any Local Bank Account.

          7. Debtor's Obligations upon Event of Default. If an Event of Default shall occur and be continuing (a) all payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Agent, shall be segregated from other funds of Debtor and shall, forthwith upon receipt by Debtor, be turned over to Agent or its designee in the same form as received by Debtor (duly endorsed by Debtor to Agent, if requested), and (b) any and all such payments so received by Agent or its designee (whether from Debtor or otherwise) may, in the sole discretion of Agent or its designee, be held by Agent or such designee as collateral security for, and/or then or at any time thereafter be applied, subject only to the relevant provisions of the Credit Agreement or as otherwise may be required by applicable law, in whole or in part by Agent or its designee in the manner specified in Section 9 hereof, unless otherwise agreed to by the Majority Lenders in a writing delivered to Agent.

          8. Remedies; Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default Agent, for the equal and ratable benefit of and on behalf of the Secured Parties, may do one or more of the following:

          (a) Declare, without presentment, demand, protest or notice of any kind, all of which Debtor hereby expressly waives, the entire amount of Obligations to be immediately due and payable, whereupon all of such Obligations declared due and payable shall be and become immediately due and payable; provided, however, if an Event of Default occurs pursuant to Section 6.1(h), (i) or (t) of the Credit Agreement, the acceleration provided for in this Section 8(a) shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by Agent;

          (b) Take all cash held by it and by any Local Bank as agent for Agent and the Secured Parties (including any resulting from the liquidation of Permitted Investments) as Collateral, including any credit balances in the Accounts, and all cash proceeds received or receivable by it and by any Local Bank as agent for Agent and the Secured Parties in respect of the Collateral and, at the Majority Lenders' option, use such cash for such purposes as Agent and the Majority Lenders deem appropriate and in the interest of either Project and/or apply the same, in whole or in part, for the equal and ratable benefit of the Secured Parties in satisfaction of all or any part of the Obligations (whether or not due and payable) in the manner specified in Section 9 hereof, unless otherwise agreed to by the Majority Lenders in a writing delivered to Agent;

          (c) Upon notice to Debtor, which notice need not be in writing, make such payments and do such acts as Agent may deem necessary to protect, perfect or continue the perfection of the Security Interest, including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral;

          (d) Foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Secured Parties by any of the Parlin Project Agreements either concurrently or in such order as Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under the Credit Agreement or any other Loan Instrument. Debtor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Agent's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Debtor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

          (e) Require Debtor to, and Debtor hereby agrees that it shall, at its expense and upon request of Agent, forthwith assemble as directed by Agent such part of the Collateral as may be reasonably assembled and make it available to Agent at a place to be designated by Agent;

          (f) Without notice or demand or legal process, enter upon any premises of Debtor and take possession of the Collateral;

          (g) Without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Debtor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent on behalf of the Secured Parties. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Debtor hereby waives, to the extent permitted by applicable law, any claims against Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received which Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Debtor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Debtor authorizes Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (h) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

          9. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the following order:

          (a) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, reasonable attorneys' fees and expenses and court costs and those amounts payable to Agent pursuant to Section 5(f)) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof;

          (b) To the payment in full of the Obligations in accordance with the priority of application specified in Section 2.10(c) of the Credit Agreement; and

          (c) If all Obligations have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Debtors, subject, however, to the rights under applicable law of the holders of any then existing liens on the Collateral of which Agent has actual notice (without investigation).

          10. Assignment of Permits. Debtor shall, upon the occurrence and during the continuance of an Event of Default at the request of Agent, contemporaneously with and at any other time in connection with any foreclosure by Agent on any part of the Parlin Project covered by the Parlin Mortgage assign, transfer or otherwise furnish to Agent or to any transferee of the interest of Agent (to the extent so assignable or transferable), all of Debtor's rights and interest in, to and under all Governmental Approvals, including, without limitation, all offsets, allowances and similar rights issued under or in connection with Governmental Requirements (including, without limitation, with respect to Environmental Requirements), which are required to permit the Parlin Project to be operated in accordance with all Governmental Requirements. Upon the request of Agent upon the occurrence and during the continuance of an Event of Default following foreclosure by Agent on the Parlin Project, Debtor agrees to use its diligent efforts to have renewed or extended in the name of Agent (or any other Person operating the Parlin Project) or otherwise to obtain for Agent (or any such other Person) the benefits of all of the Governmental Approvals and other rights referred to in the immediately preceding sentence to the extent that such Governmental Approvals and other rights shall not be assignable or transferable.

          11. Security Interest Absolute. All the rights of Agent and the Secured Parties hereunder and the Security Interest and all obligations of Debtor hereunder shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any of the Project Agreements or any of the Collateral or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Project Agreement or any of the Collateral or any other agreement or instrument related thereto;

          (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

          (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor or any third party pledgor other than payment and performance in full of the Obligations.

          12.  Agent Appointed Attorney-in-Fact.

          (a) Powers. Debtor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Agent's discretion, to take any action and to execute any and all documents and instruments which Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, without notice to Debtor, including, without limitation:

          (i) to receive, endorse and collect all instruments made payable to Debtor representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all of such dividends, payments or other distributions;

          (ii)  to enforce any provision of any Assigned Agreement;

          (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

          (iv) (A) to direct any party liable for any payment under or in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to Agent or as Agent shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, action or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clauses
(C) and (D) above and, in connection therewith, to give such discharges or releases as Agent acting in good faith may deem appropriate, (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and (G) to do, at Agent's option and at Debtor's expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effectuate the intent of this Security Agreement, all as fully and effectively as Debtor might do.

          (b) Other Powers. Debtor further authorizes Agent, at any time and from time to time to (i) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, (ii) communicate in its own name with any party to any agreement or instrument included in the Collateral, at any time, with regard to any matter relating to such agreement or instrument and (iii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor.

          13. Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, Agent, without releasing Debtor from any obligation, covenant or condition hereof, may itself make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Agent may deem necessary to protect, perfect or continue the perfection of the Security Interest. Any costs or expenses incurred by Agent in connection with the foregoing shall be governed by the Loan Instruments, constitute a part of the Debt secured by the Parlin Security Documents, shall bear interest at a rate per annum equal to the Default Interest Rate and be payable by Debtor upon demand by Agent.

          14.  No Duty on Agent's Part; Limitation on Agent's Obligations.

          (a) No Duty on Agent's Part. The powers conferred on Agent hereunder are solely to protect Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers.

          (b) Limitations on Obligations. Anything herein to the contrary notwithstanding, Debtor shall remain liable under the Assigned Agreements and any other agreements to which it is a party included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed. The exercise by Agent of any of the rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the Assigned Agreements or any other Project Agreement to which it is a party. All of the Collateral is hereby assigned to Agent solely as security, and Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Agent so elects in writing consistent with its rights under this Security Agreement.

          15. Reasonable Care. Agent shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords or would accord collateral held by Agent in similar transactions for its own account; provided, however, in respect of any Collateral constituting "instruments" or "chattel paper" under the Code, Agent shall have no duty to preserve any rights therein against prior parties. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Agent shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of Agent's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Debtor lawfully may, Debtor hereby (a) agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Agent's rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and
(b) irrevocably waives the benefits of all Laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          16. Role of Agent. The rights, duties, liabilities and immunities of Agent and its appointment and replacement hereunder shall be governed by Article 7 of the Credit Agreement.

          17. Absence of Fiduciary Relation. Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Security Agreement or any other Loan Instrument, and no implied agreements, covenants or obligations with respect to Debtor, any Affiliate of Debtor or any other party to any of the Project Agreements shall be read into this Security Agreement against Agent or any of the Secured Parties. Neither Agent nor any of the Secured Parties in its and their capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Debtor, any Affiliate of Debtor or any other party to any of the Project Agreements, except as otherwise specifically required by applicable law.

          18. Survival of Representations and Warranties. All agreements, representations and warranties made herein or incorporated by reference herein shall survive the execution and delivery of this Security Agreement and the other Loan Instruments and repayment of the Obligations, and shall be deemed to be material and to have been relied upon by Agent and the Secured Parties, regardless of any investigation made by or on behalf of Agent or the Secured Parties.

          19. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given and deemed to have been given in accordance with Section 8.1 of the Credit Agreement.

          20. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Agent, on behalf of the Secured Parties, shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its obligations secured hereby. No failure on the part of Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Agent, acting on behalf of the Secured Parties, shall have all of the rights and remedies granted under the Credit Agreement or any other Loan Instrument, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Debtor or any Collateral, at the discretion of Agent with the consent of the Majority Lenders. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release Debtor from the Obligations until payment in full of any deficiency has been made in cash.

          21. Severability. Any provision of this Security Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Debtor and Agent to the full extent permitted by law so that this Security Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

          22.  Exculpatory Provisions; Reliance By Agent.

          (a) Exculpatory Provisions. Neither Agent nor any Secured Party, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to either Debtor for any action taken or omitted to be taken by it or them under or in connection with this Security Agreement or any other Project Agreement, or responsible in any manner to any Person for any recitals, statements, representations or warranties made by Debtor or any officer thereof contained in this Security Agreement or any other Project Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or any Secured Party under or in connection with, this Security Agreement or any other Project Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other Project Agreement or for any failure of Debtor to perform any of the Obligations. Neither Agent nor any Secured Party shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any other Project Agreement, or to inspect the properties or records of Debtor.

          (b) Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Debtor), independent accountants and other experts selected by Agent. Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Security Agreement.

          23. Amendment. This Security Agreement may be amended, modified or rescinded only by a writing expressly referring to this Security Agreement and signed by all the parties hereto.

          24. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of Debtor and Agent for the benefit of the Secured Parties and their respective successors and permitted assigns. In the event of any assignment or transfer by any Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Credit Agreement, be entitled to the benefits of this Security Agreement.

          25.  Number and Gender.  Whenever used in this Security
Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          26. Headings Descriptive. The captions or headings of the several sections and subsections and the table of contents of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

          27.  Governing Law; Jurisdiction.

          (a) Governing Law. This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of New York as to interpretation, enforcement, validity, construction, effect and in all other respects, but excluding perfection, which shall be governed by the laws of the jurisdiction relevant thereto.

          (b) Jurisdiction. With respect to any legal action or proceeding brought by Agent or the Secured Parties against Debtor arising out of or in connection with this Security Agreement, Debtor hereby irrevocably (i) consents to the jurisdiction of any state or federal court located in the State of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified by Debtor for the receipt of notices if such address is outside such territorial jurisdiction and (iii) waives any objection to the venue of the aforesaid courts.

          28. Counterparts. This Security Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          29. Continuing Security Interest; Termination. This Security Agreement shall create a continuing assignment, pledge and first priority security interest in the Collateral and shall remain in full force and effect for the benefit of Agent and the Secured Parties until all Obligations to be paid or performed by Debtor under the Loan Instruments have been paid and performed in full. Upon the happening of such event, the Security Interest granted hereby shall terminate. Upon such termination, Agent shall, upon the request and at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination or expiration.

          30. Payments Set Aside. To the extent that Debtor or any other Person on behalf of Debtor makes a payment or payments to Agent and/or any Secured Party, or Agent and/or any Secured Party enforce their security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Security Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.



          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.


                           NRG GENERATING (PARLIN)
                              COGENERATION INC.


                               By: /s/ Leonard Bluhm
                                Name:  Leonard A. Bluhm
                                Title: President



                           CREDIT SUISSE, as Agent


                           By:  /s/    Louis Iaconetti
                                Name:  Louis D. Iaconetti
                                Title: Associate


                           By:  /s/    Steven Dowe
                                Name:  Steven Dowe
                                Title: Associate

                                                              Schedule A to
                                                             Assignment and
                                                         Security Agreement


                        FINANCING STATEMENT FILINGS


1.   Secretary of State, Delaware

2.   Secretary of State, Minnesota

3.   County Clerk, Hennepin County, Minnesota

4.   Secretary of State, New Jersey

5.   County Clerk, Middlesex County, New Jersey

6.   Secretary of State, New York

7.   County Clerk, New York County, New York

8.   Secretary of the Commonwealth, Pennsylvania

9.   Prothanatary, Philadelphia County, Pennsylvania